UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 10, 2016

Annaly Capital Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 10, 2016, Annaly Capital Management, Inc., a Maryland corporation (“Annaly”), Ridgeback Merger Sub Corporation, a Maryland corporation and a wholly owned subsidiary of Annaly (“Purchaser”), and Hatteras Financial Corp., a Maryland corporation (“Hatteras”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and conditions thereof, Purchaser will commence an exchange offer (the “Offer”) to purchase all of Hatteras’ issued and outstanding shares of common stock, par value $0.001 per share (the “Hatteras Common Shares”).  In the Offer, holders of Hatteras Common Shares will have the option to elect from among three forms of consideration for each Hatteras Common Share (subject to proration as described below):

•                  $5.55 in cash and 0.9894 shares of Annaly common stock (the “Mixed Consideration Option”);

•                  $15.85 in cash (the “Cash Consideration Option”); or

•                  1.5226 shares of Annaly common stock (the “Stock Consideration Option”).

Holders of Hatteras Common Shares who do not make a valid election will receive the Mixed Consideration Option for their Hatteras Common Shares.  Holders who elect to receive the Cash Consideration Option or Stock Consideration Option will be subject to proration to ensure that approximately 65% of the aggregate consideration paid to holders of Hatteras Common Shares in the Offer will be paid in the form of Annaly common stock and approximately 35% of the aggregate consideration paid to holders of Hatteras Common Shares in the Offer will be paid in cash.

It is a condition to the closing of the Offer that one share more than two-thirds of the outstanding Hatteras Common Shares, when added to any Hatteras Common Shares owned by Annaly and Purchaser, are validly tendered and not validly withdrawn.  In addition to the minimum tender condition, completion of the Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement, including the effectiveness of a registration statement on Form S-4 registering the shares of Annaly common stock to be issued in connection with the Offer and the Merger and the receipt of certain regulatory approvals.

Immediately following the closing of the Offer, subject to the terms and conditions set forth in the Merger Agreement, Hatteras will be merged with and into Purchaser (the “Merger”), with Purchaser surviving the Merger.  The Merger Agreement contemplates that, if the Offer is completed, the Merger will be effected pursuant to Section 3-106.1 of the Maryland General Corporation Law, which permits completion of the Merger without a vote of the holders of Hatteras Common Shares upon the acquisition by Purchaser of at least two-thirds of Hatteras Common Shares that are then issued and outstanding.  In the Merger, holders of Hatteras Common Shares will be entitled to the same election options as described above for the Offer and subject to the same proration rules.

Each share of Hatteras 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Hatteras Preferred Share”), that is outstanding as of immediately prior to the Merger will be converted into one share of a newly-designated series of Annaly preferred stock, par value $0.01 per share, which Annaly expects will be classified and designated as 7.625% Series E Cumulative Redeemable Preferred Stock, and which will have rights, preferences, privileges and voting powers substantially the same as a Hatteras Preferred Share immediately prior to the Merger.

In general, each award of restricted Hatteras Common Shares outstanding at the effective time of the Merger will vest and be cancelled in exchange for the right of the holder thereof to receive the Mixed Consideration Option in respect of each Hatteras Common Share subject to such award, less applicable tax withholding, except that certain awards of restricted Hatteras Common Shares shall instead be converted at the effective time of the Merger into restricted stock awards with respect to Annaly common stock on the terms set forth in the Merger Agreement.

Prior to closing the transactions contemplated by the Merger Agreement, each of Hatteras and Annaly will declare a prorated dividend to their respective shareholders with a record and payment date on the last business day prior to the completion of the Offer.  Each of the dividends will be prorated based on the number of days that elapsed since the record date for the most recent quarterly dividend paid to Hatteras and Annaly shareholders, respectively, and the amount of such prior quarterly dividend, as applicable.

The Hatteras board of directors (the “Hatteras Board”) has unanimously agreed, based on the unanimous recommendation of the special committee of the Hatteras Board (composed entirely of independent directors), to recommend that holders of Hatteras Common Shares tender their shares into the Offer, and has agreed not to solicit alternative transactions, subject to customary exceptions.

The Merger Agreement contains certain termination rights by Annaly and Hatteras.  If the Merger Agreement is terminated under specified circumstances, including with respect to a change of the recommendation of Hatteras Board, Hatteras will pay Annaly a termination fee equal to $44,948,637.

In connection with the execution of the Merger Agreement, Hatteras and its external manager, Atlantic Capital Advisors LLC, a North Carolina limited liability company (“ACA”) entered into an amendment (the “Management Agreement Amendment”) to the management agreement, dated February 23, 2012 (the “Management Agreement”).  The Management Agreement Amendment provides that upon the completion of the transactions contemplated by the Merger Agreement, the Management Agreement will terminate, and as a result of such termination, Hatteras will pay to ACA a termination fee of $45,411,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

A copy of the Merger Agreement has been included as an exhibit hereto to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Annaly or Hatteras.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of Annaly and Hatteras to each other in connection with the signing of the Merger Agreement or in filings of the parties with the Securities and Exchange Commission (“SEC”).  These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Annaly and Hatteras rather than establishing matters of fact.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Annaly or Hatteras.

Consulting Agreements

Concurrently with the execution of the Merger Agreement, Annaly entered into consulting agreements with each of Michael R. Hough, the Chief Executive Officer of Hatteras,  Benjamin M. Hough, the Chief Operating Officer of Hatteras, Kenneth A. Steele, Chief Financial Officer, Secretary and Treasurer of Hatteras, and Frederick J. Boos, II, Executive Vice President and Chief Investment Officer of Hatteras, providing for monthly consulting fees in the amount of $250,000, $234,000, $105,500, and $73,500, respectively, during a consulting period ending on the 30-month anniversary of the date of the closing of the transactions contemplated by the Merger Agreement (or such earlier termination date as is permitted under the terms of the agreements). The consulting agreements are conditioned on, and will be effective upon, the closing of the transactions contemplated by the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Annaly Capital Management, Inc., Ridgeback Merger Sub Corporation and Hatteras Financial Corp., dated as of April 10, 2016*

99.1	Press release, dated April 11, 2016

99.2	Investor Presentation, dated April 11, 2016

* Schedules omitted pursuant to Item 60l(b)(2) of Regulation S-K. Annaly agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

The Offer referenced in this Current Report on Form 8-K has not yet commenced. This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the Offer materials that Annaly and Purchaser will file with the SEC. At the time the Offer is commenced, Annaly and Purchaser will file a tender offer  statement on Schedule TO, Annaly will file a registration statement on Form S-4, and Hatteras will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION.  HATTERAS STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF HATTERAS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Offer to Exchange, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Hatteras common stock at no expense to them. The Offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Annaly’s Investor Relations department at 1-888-8Annaly (1-888-816-6159).

In addition to the Offer to Exchange, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, Annaly and Hatteras file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Annaly and Hatteras at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Annaly’s and Hatteras’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

This Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial and operational impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Annaly or Hatteras stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the proposed transaction, including two-thirds of Hatteras’ common shares being validly tendered into the exchange offer; business disruption following the merger; and the other risks and important factors contained and identified in Annaly’s and Hatteras’ filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this Form 8-K are made only as of the date hereof. Neither Annaly nor Hatteras undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

	By:	/s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Chief Financial Officer

Dated: April 11, 2016

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among Annaly Capital Management, Inc., Ridgeback Merger Sub Corporation and Hatteras Financial Corp., dated as of April 10, 2016*

99.1	Press release, dated April 11, 2016

99.2	Investor Presentation, dated April 11, 2016

* Schedules omitted pursuant to Item 60l(b)(2) of Regulation S-K. Annaly agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.